Exhibit 4.1.5

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, dated as of February 27, 2018 (the “Sixth Supplemental Indenture”), by and among Janus Capital Group Inc., a Delaware corporation (the “Company”), Janus Henderson Group plc (formerly Henderson Group plc), a company incorporated in Jersey (“Janus Henderson”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 6, 2001 (the “Base Indenture”), between the Company (formerly known as Stilwell Financial Inc.) and the Trustee (as successor to The Chase Manhattan Bank), as amended or supplemented from time to time with respect to the Notes (as defined below), including by the Third Supplemental Indenture, dated as of June 19, 2013 (the “Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated as of May 30, 2017 (the “Fourth Supplemental Indenture,” and, together with the Third Supplemental Indenture and the Base Indenture so amended or supplemented, the “Indenture”), providing for the issuance of the 0.75% Convertible Senior Notes due 2018 (the “Notes”);

WHEREAS, Janus Henderson desires to assume, jointly and severally as co-obligor with the Company, solely for the benefit of the Holders of the Notes, all of the Company’s obligations under the Indenture and the Notes;

WHEREAS, Section 7.01(c) of the Third Supplemental Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder to make any change that does not adversely affect the rights of any Holder; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Sixth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I
TERMS

SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

ARTICLE II

AMENDMENTS TO THIRD SUPPLEMENTAL INDENTURE

SECTION 2.01. Amendments to the Third Supplemental Indenture. Solely for the benefit of the Holders of the Notes, the following Sections 11.01 and 11.02 shall be added as a new Article 11 of the Third Supplemental Indenture, and shall hereinafter be deemed a part of the Third Supplemental Indenture and applicable to the Notes. The following definitions shall apply to Article 11 of the Third Supplemental Indenture, as amended hereby: (i) “Janus Henderson” shall mean Janus Henderson Group plc, a company incorporated in Jersey; and (ii) “Janus Henderson Common Shares” shall mean ordinary shares, par value $1.50 per share, of Janus Henderson.

Section 11.01. Assumption of Obligations.  Solely for the benefit of the Holders of the Notes, Janus Henderson, as co-obligor, hereby expressly assumes, jointly and severally with the Company, liability for (i) the full and punctual payment of principal and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company to the Holders of the Notes and the Trustee under the Indenture and the Notes, (ii) the full and punctual delivery of any Janus Henderson Common Shares due upon conversion of the Notes and (iii) the full and punctual performance of all other obligations of the Company under the Indenture and the Notes.

Section 11.02. Benefits Acknowledged.  Janus Henderson acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the assumption of obligations made by it pursuant to Section 11.01 is knowingly made in contemplation of such benefits.”

ARTICLE III
ACCEPTANCE OF SIXTH SUPPLEMENTAL INDENTURE

SECTION 3.01. Trustee’s Acceptance and Rights. The Trustee hereby accepts this Sixth Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.  The Company and Janus Henderson acknowledge and agree that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION 4.01. Effectiveness of Sixth Supplemental Indenture. This Sixth Supplemental Indenture shall become effective as of the date hereof.

SECTION 4.02. Effect of Sixth Supplemental Indenture. Upon the execution and delivery of this Sixth Supplemental Indenture by the Company, Janus Henderson and the Trustee, the Third Supplemental Indenture shall be supplemented and amended in accordance herewith, and this Sixth Supplemental Indenture shall form a part of the Third Supplemental Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Solely for the benefit of the Holders of the Notes, all the provisions of this Sixth Supplemental Indenture shall thereby be deemed to be incorporated in, and a part of, the Indenture; and the Indenture, as supplemented and amended by this Sixth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 4.03. Indenture Remains in Full Force and Effect. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes and, except as

2

supplemented or amended hereby, all other provisions in the Indenture and the Notes, to the extent not inconsistent with the terms and provisions of this Sixth Supplemental Indenture, shall remain in full force and effect. This Sixth Supplemental Indenture shall not limit, diminish or otherwise affect the guarantee provided by Janus Henderson under Article 10 of the Third Supplemental Indenture.

SECTION 4.04. Headings. The headings of the Articles and Sections of this Sixth Supplemental Indenture are inserted for convenience of reference and shall not be deemed a part thereof.

SECTION 4.05. Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.06. Confirmation and Preservation of Indenture. The Indenture as supplemented and amended by this Sixth Supplemental Indenture is in all respects confirmed and preserved.

SECTION 4.07. Conflict with Trust Indenture Act. If any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Sixth Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Sixth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Sixth Supplemental Indenture, as the case may be.

SECTION 4.08. Successors. All covenants and agreements in this Sixth Supplemental Indenture by the Company, Janus Henderson and the Trustee shall be binding upon and accrue to the benefit of their respective successors.

SECTION 4.09. Severability Clause. In case any provision of this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.10. Benefits of Sixth Supplemental Indenture. Nothing in this Sixth Supplemental Indenture, express or implied, shall give any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal right or equitable right, remedy or claim under this Sixth Supplemental Indenture.

SECTION 5.12. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereon. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

SECTION 5.13. Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE, AND ANY CLAIM CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO

3

THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS).

[Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first written above.

JANUS CAPITAL GROUP INC.

By:	/s/ Richard Weil
Name: Richard Weil
Title: Co-Chief Executive Officer

[Signature Page to Sixth Supplemental Indenture]

JANUS HENDERSON GROUP PLC

By:	/s/ Andrew Formica
Name: Andrew Formica
Title: Co-Chief Executive Officer

[Signature Page to Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Valere Boyd
Name: Valere Boyd
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]